UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 9, 2006

Learning Tree International, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-27248	95-3133814
(State or other jurisdiction of incorporation or organization)	Commission file number	(I.R.S. Employer identification No.)

400 North Continental Boulevard, El Segundo, CA 90245

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (310) 417-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On March 9, 2006, Learning Tree International USA, Inc., a wholly-owned subsidiary of Learning Tree International, Inc. a Delaware corporation, entered into a facility lease agreement with TrizecHahn One NY Plaza LLC. The facility lease is a ten year and nine month lease. The lease agreement includes nine months free rent. The lease agreement is for the premises of 41,724 rentable square feet located at One New York Plaza, 31St Floor, New York, New York at the average annual rate of $32.29 per square foot, totaling an average annual rent payment of $1,347,268.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEARNING TREE INTERNATIONAL, INC.

Dated: March 9, 2006	By:	/s/ NICHOLAS R. SCHACHT
Nicholas R. Schacht President and CEO